EXHIBIT 5.1

April  27,  2001

Claire's  Stores,  Inc.
3  S.W.  129th  Avenue
Pembroke  Pines,  Florida  33027

     RE:  OFFERING  OF  SHARES  PURSUANT  TO  REGISTRATION STATEMENT ON FORM S-8
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Gentlemen:

     We have acted as counsel to Claire's Stores, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-42027) (the "Registration Statement") relating to the registration by the Company of 6,261,639 shares of the Company's Common Stock, $.05 par value per share (the "Shares"), issuable from time to time upon the exercise of stock options granted or to be granted under its 1996 Stock
Option  Plan,  as  amended  (the  "Plan").

     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Articles of Incorporation and By-Laws of the Company as currently in effect, (b) the Registration Statement, (c) the Plan, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

     Based  on  the  foregoing,  we  are  of  the  following  opinion:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Florida.

     2. The Shares issuable under the Plan have been duly authorized by the Company and, when issued upon exercise of and in accordance with the terms of the stock options outstanding or to be granted under the Plan, will be duly and validly issued and will be fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very  truly  yours,

                                          /S/ GREENBERG  TRAURIG,  P.A.


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